  As filed with the Securities and Exchange Commission on September 7, 2000
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         ADVANCED MICRO DEVICES, INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                                   One AMD Place                                    94-1692300
(State or other jurisdiction of                        P.O. Box 3453                                 (I.R.S. Employer
 Incorporation or organization)              Sunnyvale, California 94088-3453                     Identification Number)
                                                      (408) 732-2400
                                      (Address and telephone number of Registrant's
                                               principal executive offices)

                                                    Thomas M. McCoy, Esq.
                                                 Advanced Micro Devices, Inc.
                                                       One AMD Place
                                                       P.O. Box 3453
                                                 Sunnyvale, CA 94088-3453
                                                       (408) 732-2400
                                 (Name, address, including ZIP code, and telephone number,
                                         including area code, of agent for service)

                                                       ---------------

                                                          Copies to:
                                                 Christopher L. Kaufman, Esq.
                                                       Latham & Watkins
                                                   135 Commonwealth Drive
                                                Menlo Park, California 94025
                                                       (415) 328-4600

                                                       ---------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                         Proposed Maximum             Amount of
      Title of Each Class of            Aggregate Offering          Registration
    Securities to be Registered            Price(1) (2)                  Fee
--------------------------------------------------------------------------------
Debt Securities
Preferred Stock, $0.10 par value
Common Stock, $0.01  par value
Equity Warrants
Debt Warrants
     Total                                $1,517,500,000               $400,620
================================================================================

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o).

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

                                ---------------

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                ---------------

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus which relates to Registration Statement 333-47243, as amended, previously filed by the registrant on Form S-3. This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to Registration Statement No. 333-47243, as amended, pursuant to which $482,500,000 in securities remain to be issued; a filing fee of $142,338.00 was previously paid with respect to such $482,500,000 aggregate offering price of securities under such prior Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

               SUBJECT TO COMPLETION, DATED September 7, 2000

                                                                      [AMD LOGO]


                         Advanced Micro Devices, Inc.

                                Debt Securities
                                Preferred Stock
                                 Common Stock
                                Equity Warrants
                                 Debt Warrants


     We may from time to time sell up to $2,000,000,000 in the aggregate of:

     . our secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;

     . shares of our preferred stock, par value $0.10 per share, in one or more series;

     .  shares of our common stock, par value $0.01 per share;

     .  warrants to purchase our preferred stock or our common stock;

     .  warrants to purchase our debt securities; or

     .  any combination of the foregoing.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

     See "Risk Factors" beginning on page 3 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

     Our common stock is traded on the New York Stock Exchange under the symbol "AMD."

                              --------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

     We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through agents. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts.

     This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.



             The date of this prospectus is                , 2000.

     We have not authorized any dealer, salesperson or other to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 (the Securities Exchange
Act). Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project," or similar expressions. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements to reflect future events or developments.

                             AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act (File No. 001-07882), and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the SEC's regional offices located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at 44 Montgomery Street, Suite 1100, San Francisco, California 94104. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

     This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and San Francisco, California.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                          INCORPORATION BY REFERENCE

     We have elected to "incorporate by reference" certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the
SEC:

     . Annual Report on Form 10-K for the fiscal year ended December 26, 1999, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2000 Annual Meeting of Stockholders, filed with the SEC on March 21, 2000;

     .  Current Report on Form 8-K, filed with the SEC on January 27, 2000;

     .  Current Report on Form 8-K, filed with the SEC on February 17, 2000;

     .  Current Report on Form 8-K, filed with the SEC on April 5, 2000;

     .  Current Report on Form 8-K, filed with the SEC on April 18, 2000;

     .  Current Report on Form 8-K, filed with the SEC on April 21, 2000;

     .  Quarterly Report on Form 10-Q, filed with the SEC on May 17, 2000;

     .  Current Report on Form 8-K, filed with the SEC on May 24, 2000;

     .  Current Report on Form 8-K, filed with the SEC on July 31, 2000;

     . Quarterly Report on Form 10-Q, filed with the SEC on August 16, 2000, as amended by the Company's Amended Quarterly Report on Form 10-Q/A, filed with the SEC on August 31, 2000;

     .  Current Report on Form 8-K, filed with the SEC on August 21, 2000; and

     . the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 14, 1979.

     We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to particular offered securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this prospectus.

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to our Corporate Secretary, Advanced Micro Devices, Inc., One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453 (telephone (408) 732-2400). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

                                  THE COMPANY

     We were founded in 1969, became a publicly held company in 1972 and since 1979 have been listed on the New York Stock Exchange under the trading symbol "AMD." We design, engineer, manufacture, market and sell integrated circuits for the personal computer, networked computer and communications markets.

     We have sales offices worldwide and have manufacturing or testing facilities in Sunnyvale, California; Austin, Texas; Dresden, Germany; Aizu-Wakamatsu, Japan; Bangkok, Thailand; Penang, Malaysia; Suzhou, China; and Singapore. Our mailing address and executive offices are located at One AMD Place, P.O. Box 3453, Sunnyvale, California 94088-3453, and our telephone number at that location is (408) 732-2400.

                                  RISK FACTORS

     Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors set forth under the heading "Risk Factors" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus. For more information, see the section "Incorporation by Reference."

                                USE OF PROCEEDS

     Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.


              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Ratio of Earnings to Fixed Charges

     The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

                                 Fiscal Year Ended
--------------------------------------------------------------------------------
December 31,     December 29,     December 28,     December 27,     December 26,
   1995             1996             1997             1998             1999
------------     ------------     ------------     ------------     ------------
   9.4x              (1)              (1)               (1)              1.3x

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

     The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

                                 Fiscal Year Ended
--------------------------------------------------------------------------------
December 31,     December 29,     December 28,     December 27,     December 26,
   1995             1996             1997             1998             1999
------------     ------------     ------------     ------------     ------------
   9.4x              (1)              (1)               (1)             1.3x

     (1) Earnings were insufficient to cover fixed charges by $219,417, $120,972 and $224,207 in fiscal years 1996, 1997 and 1998 respectively.

     We have computed our ratios of earnings to fixed charges by dividing earnings by fixed charges. We have computed our ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. Earnings consist of income before income taxes, amortization of capitalized interest plus fixed charges other than capitalized interest. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and the portion of rental expense representative of interest.

                       GENERAL DESCRIPTION OF SECURITIES

     We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $2,000,000,000 in the aggregate of:

     . secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities;

     . shares of our preferred stock, par value $0.10 per share, in one or more series;

     .  shares of our common stock, par value $0.01 per share;

     .  warrants to purchase our common stock or our preferred stock;

     .  warrants to purchase our debt securities, or

     . any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

     We may issue the debt securities as exchangeable and/or convertible debt securities exchangeable for or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to herein as the "Securities." When a particular series of Securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered Securities.

                        DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The terms of the debt securities that we describe below, including with respect to covenants, events of default, indenture provisions, and so forth, are general and are subject to the terms of the indenture governing the debt securities. We will indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     We may issue debt securities from time to time in series under the indenture, and one or more supplemental indentures, between us and The Bank of New York, as trustee. The indenture is subject to, and governed by, the terms of the Trust Indenture Act of 1939, as amended. As a result, the terms of the debt securities will include those contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We have incorporated by reference in this prospectus a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. We have summarized select portions of the indenture below. The summary is not complete. As used in this section, the term "offered debt securities" means the debt securities offered by this prospectus and the applicable prospectus supplement.

General

     The indenture provides for the issuance of debt securities in series and does not limit the principal amount of debt securities which may be issued. In addition, except as may be provided in the prospectus supplement relating to the debt securities, the indenture does not limit the amount of additional indebtedness we may incur.

     The applicable prospectus supplement or prospectus supplements will describe the following terms of the series of offered debt securities in respect of which this prospectus is being delivered:

     .  the title of the offered debt securities;

     . whether the offered debt securities are senior debt securities, senior subordinated debt securities or subordinated debt securities or any combination thereof;

     . any limit upon the aggregate principal amount of the offered debt securities;

     . the date or dates on which the principal of the offered debt securities is payable;

     . the rate or rates at which the offered debt securities will bear interest, if any, or the manner in which such rate or rates are determined;

     . the date or dates from which any such interest will accrue, the interest payment dates on which any such interest on the offered debt securities will be payable and the record dates for the determination of holders to whom such interest is payable;

     . the place or places where the principal of, and any interest on, the offered debt securities will be payable;

     . our obligation, if any, to redeem, repurchase or repay the offered debt securities in whole or in part pursuant to any sinking fund or analogous provisions or at the option of the holders and the price or prices at which and the period or periods within which and the terms and conditions upon which the offered debt securities shall be redeemed, repurchased or repaid pursuant to such obligation;

     . the denominations in which any offered debt securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof;

     . if other than the principal amount thereof, the portion of the principal amount of the offered debt securities of the series which will be payable upon declaration of the acceleration of the maturity thereof;

     . any addition to or change in the covenants which apply to the offered debt securities;

     . any events of default with respect to the offered debt securities, if not otherwise set forth under "Events of Default";

     . whether the offered debt securities will be issued in whole or in part in global form, the terms and conditions, if any, upon which such global offered debt securities may be exchanged in whole or in part for other individual securities, and the depositary for the offered debt securities;

     . the terms and conditions, if any, upon which the offered debt securities shall be exchanged for or converted into common stock or preferred stock;

     . the nature and terms of the security for any secured offered debt securities; and

     . any other terms of the offered debt securities which terms shall not be inconsistent with the provisions of the indenture.

     We may issue debt securities at a discount from their principal amount (original issue discount securities). Federal income tax considerations and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

     We may issue debt securities in bearer form, with or without coupons. Federal income tax considerations and other special considerations applicable to bearer securities will be described in the applicable prospectus supplement.

Status of Debt Securities

     The senior debt securities will be unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated indebtedness.

     Our obligations pursuant to senior subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, to all of our senior indebtedness. Except to the extent set forth in the applicable prospectus supplement, we define our "senior indebtedness" to mean the principal of, and premium, if any, and any interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) and all other monetary obligations of every kind or nature due on or in connection with

     . all of our indebtedness whether heretofore or hereafter incurred for borrowed money or in connection with the acquisition by us or our subsidiaries of assets other than in the ordinary course of business, for the payment of which we are liable directly or indirectly by guarantee, letter of credit, obligation to purchase or acquire or otherwise, or the payment of which is secured by a lien, charge or encumbrance on assets acquired by us,

     . amendments, modifications, renewals, extensions and deferrals of any such indebtedness, and

     . any indebtedness issued in exchange for any such indebtedness (the three bullet points hereof being collectively referred to herein as "Debt"); provided, however, that the following will not constitute senior
        -----------------
        indebtedness with respect to senior subordinated debt securities:

          . any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all of our Debt not expressly subordinated to such Debt;

          . any Debt which by its terms refers explicitly to the senior subordinated debt securities and states that such Debt shall not be senior in right of payment; and

          . any of our Debt in respect of the senior subordinated debt securities or any subordinated debt securities.

     Our obligations pursuant to subordinated debt securities will be subordinate in right of payment to all of our senior indebtedness and to any senior subordinated debt securities; provided, however, that the following will
                                     -----------------
not constitute senior indebtedness with respect to subordinated debt securities:

     . any Debt as to which, in the instrument evidencing such Debt or pursuant to which such Debt was issued, it is expressly provided that such Debt is subordinate in right of payment to all of our Debt not expressly subordinated to such Debt; and

     . any of our Debt in respect of subordinated debt securities and any Debt which by its terms refers explicitly to the subordinated debt securities and states that such Debt shall not be senior in right of payment.

     No payment pursuant to the senior subordinated debt securities or the subordinated debt securities, as the case may be, may be made unless all amounts of principal, premium, if any, and interest then due on all of our senior indebtedness shall have been paid in full or if there shall have occurred and be continuing beyond any applicable grace period a default in any payment with respect to any such senior indebtedness, or if there shall have occurred any Event of Default with respect to any such senior indebtedness permitting the holders thereof to accelerate the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. However, we may make payments pursuant to the senior subordinated debt securities or the subordinated debt securities, as the case may be, if a default in payment or an Event of Default with respect to the senior indebtedness permitting the holder thereof to accelerate the maturity thereof has occurred and is continuing and judicial proceedings with respect thereto have not been commenced within a certain number of days of such default in payment or Event of Default. Upon any distribution of our assets upon dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, premium, if any, and interest (including interest accruing subsequent to the commencement of any proceeding for our bankruptcy or reorganization under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) before any payment is made on the senior subordinated debt securities or subordinated debt securities, as applicable. By reason of such subordination, in the event of our insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the senior subordinated debt securities or subordinated debt securities, as applicable, having a claim pursuant to the senior subordinated debt securities or subordinated debt securities, as applicable, may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any Event of Default in respect of the senior subordinated debt securities or the subordinated debt securities.

     If we offer debt securities, the applicable prospectus supplement will set forth the aggregate amount of outstanding indebtedness, if any, as of the most recent practicable date that by the terms of such debt securities would be senior to such debt securities. The applicable prospectus supplement will also set forth any limitation on our issuance of any additional senior indebtedness.

Exchange, Registration, Transfer and Payment

     Unless otherwise specified in the applicable prospectus supplement, payment of principal, premium, if any, and any interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency maintained by us for such purpose, subject to the limitations of the indenture. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in denominations of U.S. $1,000 or integral multiples thereof. The debt securities shall be signed by two of our officers and authenticated by the manual signature of the trustee. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Debt Securities

     The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities. Each global security will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the indenture.

     Notwithstanding any provision of the indenture or any debt security described herein, no global security may be transferred to, or registered or exchanged for debt securities registered in the name of, any person or entity other than the depositary for such global security or any nominee of such depositary, and no such transfer may be registered, unless:

     . the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

     . we execute and deliver to the trustee an order that such global security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable; or

     . there shall exist such circumstances, if any, as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable prospectus supplement, debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. Upon the issuance of such global security, and the deposit of such global security with or on behalf of the depositary for such global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of beneficial interests in such global security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in such global security will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in certified form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in such global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Notwithstanding any other provisions to the contrary in the indenture, the rights of the beneficial owners of the debt securities to receive payment of the principal and premium, if any, of and interest on such debt securities, on or after the respective due dates expressed in such debt securities, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the beneficial owners.

     Principal of and any interest on a global security will be payable in the manner described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

     We may not consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets to any person unless:

     . we are the surviving corporation or the entity or the person formed by or surviving any such consolidation or merger, if other than us, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;


     . the entity or person formed by or surviving any such consolidation or merger, if other than us, or the entity or person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of our obligations under the debt securities and the indenture; and

     . immediately prior to and after the transaction no default, as defined in the indenture, or Event of Default shall have occurred and be continuing.

     Except as may be described in a prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indenture providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of our company or a highly leveraged transaction.

Certain Other Covenants

     Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence of indebtedness by us.

     With respect to any series of senior subordinated debt securities, we will agree not to issue Debt which is, expressly by its terms, subordinated in right of payment to any of our other Debt and which is not expressly made pari passu
                                                                    ---- -----
with, or subordinate and junior in right of payment to, the senior subordinated debt securities.

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities. Other than the covenants that are included in the indenture as described above or as described in the applicable prospectus supplement, the indenture will not provide holders of debt securities protection in the event of a highly-leveraged transaction, reorganization, restructuring, merger or similar transaction involving us which could adversely affect holders of debt securities.

Events of Default

     Unless otherwise specified in the applicable prospectus supplement, the following will constitute Events of Default under the indenture with respect to debt securities of any series:

     . failure to pay principal of any debt security of that series when due and payable at maturity, upon redemption or otherwise;

     . failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;

     . an Event of Default, as defined in the debt securities of that series, occurs and is continuing, or we fail to comply with any of our other agreements in the debt securities of that series or in the indenture with respect to that series and the default continues for the period and after the notice provided therein and described below; and

     .  certain events of bankruptcy, insolvency or reorganization.

A default under the third bullet point above is not an Event of Default with respect to a particular series of debt securities until the trustee or the holders of at least 50% in principal amount of the then outstanding debt securities of that series notify us of the default and we do not cure the default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

     If an Event of Default with respect to outstanding debt securities of any series, other than an Event or Default relating to certain events of bankruptcy, insolvency or reorganization, shall occur and be continuing, either the trustee or the holders of at least 50% in principal amount of the outstanding debt securities of that series by notice, as provided in the indenture, may declare the unpaid principal amount (or, if the debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "Modification and Waiver" below.

     The indenture provides that the trustee shall provide notice to holders of debt securities of an Event of Default with respect to such debt securities that is continuing and known to the trustee. Except in the case of an Event of Default in payment, the trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the debt securities. The indenture provides that, subject to the duty of the trustee during an Event of Default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. A holder of debt securities of any series may not pursue a remedy with respect to the indenture or the debt securities unless:

     . the holder gives to the trustee written notice of a continuing Event of Default with respect to that series;

     . the holders of at least 50% in principal amount of the then outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

     . such holder or holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

     . the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     . during such 60-day period the holders of a majority in principal amount of the then outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.

Subject to such provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

     We will be required to furnish to the trustee under the indenture annually a statement as to our performance of our obligations under that indenture and as to any default in such performance.

Modification and Waiver

     Subject to certain exceptions, we and the trustee may amend the indenture or the debt securities with the written consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment with each series voting as a separate class. The holders of a majority in principal amount of the then outstanding debt securities of any series may also waive compliance in a particular instance by us with any provision of the indenture with respect to the debt securities of that series; provided, however, that without the consent of each holder of debt securities
--------  -------
affected, an amendment or waiver may not:

     . reduce the percentage of the principal amount of debt securities whose holders must consent to an amendment or waiver;

     . reduce the rate or change the time for payment of interest on any debt security, including default interest;

     . reduce the principal of or premium, if any, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, redemption or the payment of any sinking fund or analogous obligation with respect thereto;

     . make any debt security payable in currency other than that stated in the debt security;

     . make any change in the provisions concerning waivers of default or Events of Default by holders or the rights of holders to recover the principal of, premium, if any, or interest on, any debt security;

     . waive a default in the payment of the principal of, or interest on, any debt security, except as otherwise provided in the indenture; or

     . reduce the principal amount of original issue discount securities payable upon acceleration of the maturity thereof.

     We and the trustee may amend the indenture or the debt securities without notice to or the consent of any holder of a debt security:

     .  to cure any ambiguity, defect or inconsistency;

     . to comply with the indenture's provisions with respect to successor corporations;

     . to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

     . to provide for debt securities in addition to or in place of certificated debt securities;

     . to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided, however,
                                                          --------  -------
        that any such addition, change or elimination

          . shall neither apply to any debt security of any series created prior to the execution of such amendment and entitled to the benefit of such provision nor modify the rights of a holder of any such debt security with respect to such provision, or

          . shall become effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

     . to make any change that does not adversely affect in any material respect the interest of any holder; or

     . to establish additional series of debt securities as permitted by the indenture.

     The holders of a majority in principal amount of the then outstanding debt securities of any series, by notice to the trustee, may waive an existing default or Event of Default and its consequences except a default or Event of Default in the payment of the principal of, or any interest on, any debt security with respect to the debt securities of that series; provided, however,
                                                             --------  -------
that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

     Legal Defeasance. Unless otherwise specified in the applicable prospectus supplement, we may terminate our obligations under the debt securities of any series and the indenture with respect to that series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities. Such discharge may occur only if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to

United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Defeasance of Certain Covenants. Unless otherwise specified in the applicable prospectus supplement, the indenture provides that unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in a supplement to the indenture, a board resolution or an officers' certificate delivered pursuant thereto. The conditions require us to, among other things:

     . deposit with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent auditors to pay principal, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of such payments in accordance with the terms of the indenture and such debt securities; and

     . deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred.

     Defeasance and Events of Default. In the event we exercise our option to omit compliance with certain covenants of the indenture with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

Regarding the Trustees

     The trustee with respect to any series of debt securities will be identified in the prospectus supplement relating to such debt securities. The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest, as
            --------  -------
defined in the Trust Indenture Act, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to such provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the trustee indemnity satisfactory to it.

                         DESCRIPTION OF PREFERRED STOCK

     The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. Certain other terms of any series of the preferred stock offered by any prospectus supplement will be described in such prospectus supplement. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each series of the preferred stock, which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of the preferred stock.

General

     We have authority to issue 750,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of August 31, 2000, 313,586,000 shares of our common stock were outstanding, of which 522,230 shares were owned by us as treasury stock. For more information, see the section "Description of Common Stock." As of August 31, 2000, no shares of our preferred stock were outstanding.

     Under our certificate of incorporation, our board of directors is authorized without further stockholder action to provide for the issuance of up to 1,000,000 shares of our preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. As used herein, the term "board of directors" includes any duly authorized committee thereof.

     The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

     . the designation and stated value per share of such preferred stock and the number of shares offered;

     .  the amount of liquidation preference per share;

     . the initial public offering price at which such preferred stock will be issued;

     . the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

     .  any redemption or sinking fund provisions;

     .  any conversion or exchange rights; and

     . any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Dividend Rights

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available therefor, cash dividends on such dates and at such rates as set forth in, or as are determined by the method described in, the prospectus supplement relating to such series of the preferred stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates, fixed by our board of directors, as specified in the prospectus supplement relating to such series of preferred stock.

     Such dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and we will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of such series.

     Our credit agreement restricts our ability to declare or pay dividends on our capital stock.

     Unless otherwise specified in the applicable prospectus supplement, so long as the shares of any series of the preferred stock are outstanding, unless:

     . full dividends (including if such preferred stock is cumulative, dividends for prior dividend periods) have been paid or declared and set apart for payment on all outstanding shares of the preferred stock of such series and all other classes and series of our preferred stock, other than Junior Stock, as defined below; and

     . we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous funds for, any shares of preferred stock of such series or any shares of any of our other preferred stock of any class or series, other than Junior Stock, as defined below;

we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock (the common stock and any such other stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations of our stock, other than in Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than Junior Stock.

Liquidation Preferences

     Unless otherwise specified in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution to such series of the preferred stock, the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock of any series and any other shares of our preferred stock, including any other series of the preferred stock, ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of our preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, unless otherwise provided in the applicable prospectus supplement, the holders of each such series of the preferred stock will be entitled to no further participation in any distribution of our assets.

Redemption

     A series of the preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of our preferred stock.

     In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata, subject to rounding to avoid fractional shares, as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date, unless default is made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any, dividends will cease to accumulate on the shares of the preferred stock called for redemption and all rights of the holders thereof, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, will cease.

     Unless otherwise specified in the applicable prospectus supplement, so long as any dividends on shares of any series of the preferred stock or any other series of our preferred stock ranking on a parity as to dividends and distribution of assets with such series of the preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of our preferred stock will be redeemed, whether by mandatory or optional redemption, unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares; provided, however, that the foregoing will
                                   -----------------
not prevent the purchase or acquisition of such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Conversion and Exchange Rights

     The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted into shares of common stock, another series of preferred stock or any other Security will be set forth in the prospectus supplement relating thereto. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, the shares of another series of preferred stock or the amount of any other securities to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Voting Rights

     Except as indicated in a prospectus supplement relating to a particular series of the preferred stock, or except as required by applicable law, the holders of the preferred stock will not be entitled to vote for any purpose.

                          DESCRIPTION OF COMMON STOCK

     We have authority to issue 750,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of August 31, 2000, 313,586,000 shares of our common stock were outstanding, of which 522,230 shares were owned by us as treasury stock. As of August 31, 2000, no shares of our preferred stock were outstanding.

     The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights, and, accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

     The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. However, the terms of our current credit arrangements restrict our ability to declare or pay dividends on our common stock. Upon our liquidation or dissolution, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are, and all shares being offered by this prospectus will be, fully paid and not liable to further calls or assessment by us.

                            DESCRIPTION OF WARRANTS

     We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase preferred stock or common stock. Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement.

Debt Warrants

     The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

     .  the title of such debt warrants;

     .  the aggregate number of such debt warrants;

     .  the price or prices at which such debt warrants will be issued;

     . the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants, and the procedures and conditions relating to the exercise of such debt warrants;

     . the designation and terms of any related debt securities with which such debt warrants are issued, and the number of such debt warrants issued with each such debt security;

     . the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

     . the principal amount of debt securities purchasable upon exercise of each debt warrant;

     . the date on which the right to exercise such debt warrants will commence, and the date on which such right will expire;

     . the maximum or minimum number of such debt warrants which may be exercised at any time;

     .  a discussion of any material federal income tax considerations; and

     . any other terms of such debt warrants and terms, procedures and limitations relating to the exercise of such debt warrants.

     Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon such exercise.

Equity Warrants

     The applicable prospectus supplement will describe the following terms of equity warrants offered thereby:

     .  the title of such equity warrants;

     . the Securities (i.e., preferred stock or common stock) for which such equity warrants are exercisable;

     .  the price or prices at which such equity warrants will be issued;

     . if applicable, the designation and terms of the preferred stock or common stock with which such equity warrants are issued, and the number of such equity warrants issued with each such share of preferred stock or common stock;

     . if applicable, the date on and after which such equity warrants and the related preferred stock or common stock will be separately transferable;

     . if applicable, a discussion of any material federal income tax considerations; and

     . any other terms of such equity warrants, including terms, procedures and limitations relating to the exchange and exercise of such equity warrants.

     Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

     The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such equity warrant was exercisable immediately prior thereto.

Exercise of Warrants

     Each warrant will entitle the holder to purchase for cash such principal amount of Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

                             PLAN OF DISTRIBUTION

     We may sell the Securities to one or more underwriters for public offering and sale by them and may also sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable prospectus supplement. We have reserved the right to sell or exchange Securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Sales of common stock offered hereby may be effected from time to time in one or more transactions on the New York Stock Exchange or in negotiated transactions or a combination of such methods. We may also, from time to time, authorize dealers, acting as our agents, to offer and sell Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of Securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any such underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase Securities as a principal, and may then resell such Securities at varying prices to be determined by the dealer.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

     To facilitate an offering of a series of Securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Securities. This may include over-allotments or short sales of the Securities, which involves the sale by persons participating in the offering of more Securities than have been sold to them by us. In such circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the Securities by bidding for or purchasing Securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if Securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Securities offered hereby will be passed upon for us by Latham & Watkins, Menlo Park, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

                                    EXPERTS

     Ernst & Young LLP, independent auditors have audited our consolidated financial statements and schedule included in and/or incorporated by reference in our Annual Report on Form 10-K for the year ended December 26, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

===========================================        =============================================

 We have not authorized any person to                                [LOGO]
 give any information or to make any
 representation in connection with                          Advanced Micro Devices, Inc.
 this offering other than those
 contained in this prospectus, and,                                $2,000,000,000
 if given or made, such information
 or representation must not be relied                              Debt Securities
 upon as having been so authorized.                                Preferred Stock
 This prospectus does not constitute                                Common Stock
 an offer to sell or a solicitation                                Equity Warrants
 of an offer to buy by anyone in any                                Debt Warrants
 jurisdiction in which such offer to
 sell is not authorized, or in which
 the person is not qualified to do so
 or to any person to whom it is
 unlawful to make such offer or
 solicitation.  Neither the delivery
 of this prospectus nor any sale
 hereunder shall, under any
 circumstances, create any
 implication that there has been no
 change in our affairs since the date
 hereof or that the information
 contained herein is correct as of
 any time subsequent to its date.

           -----------


           TABLE OF CONTENTS

                                        Page
                                        ----
Special Note Regarding Forward-Looking
 Statements.............................  1
Available Information...................  1
Incorporation by Reference..............  1
The Company.............................  2
Risk Factors............................  3                      ------------------
Use of Proceeds.........................  3
Ratios of Earnings to Fixed Charges                                  PROSPECTUS
 and Earnings to Combined Fixed Charges
 and Preferred Stock Dividends..........  3                      ------------------
General Description of Securities.......  4
Description of Debt Securities..........  4                                        , 2000
Description of Preferred Stock.......... 12
Description of Common Stock............. 15
Description of Warrants................. 15
Plan of Distribution.................... 17
Legal Matters........................... 18
Experts................................. 18

===========================================        =============================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses to be paid by us in connection with the distribution of the securities being registered are as set forth in the following table:

       Securities and Exchange Commission Fee               $400,620
       *Rating Agency Fees                                   150,000
       *Legal Fees and Expenses                              175,000
       *Accounting Fees and Expenses                         100,000
       *Printing Expenses                                     30,000
       *Blue Sky Fees                                         10,000
       *Trustee/Issuing & Paying Agent Fees and Expenses      40,000
       *Transfer Agent Fees & Expenses                         5,000
       *Miscellaneous                                         39,380
                                                            --------
            *Total                                          $950,000
                                                            ========
-------------------
* Estimated.

Item 15.  Indemnification of Directors and Officers.

     We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation's request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article 8 of our certificate of incorporation, as amended (see Exhibit 4.1), provides for the elimination of liability of our directors to the extent permitted by Section 102(b)(7) of the DGCL. Article VIII of our By-Laws, as amended (see Exhibit 4.2), provides for indemnification of our directors or officers or those individuals serving at our request as a director or officer of another organization, to the extent permitted by Delaware law. In addition, we are bound by agreements with certain of our directors and officers which obligate us to indemnify such persons in various circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy.

     We have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as one of our directors or officers, provided that such individual acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful, and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

     We believe that our certificate of incorporation and bylaw provisions, our directors and officers liability insurance policy and our indemnification agreements are necessary to attract and retain qualified persons to serve as our directors and officers.

Item 16.  Exhibits.

1.1*      Form of Underwriting Agreement.
4.1 Restated Certificate of Incorporation of Advanced Micro Devices, Inc., as amended, filed as Exhibit 3.3 to the Company's Amended Quarterly Report on Form 10-Q/A, filed with the Commission on August 31, 2000.
4.2       By-Laws of Advanced Micro Devices, Inc., as amended, filed as Exhibit
          3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1999 and incorporated herein by reference.
4.3 Indenture, dated as of May 8, 1998, by and between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on May 8, 1998 and incorporated herein by reference.
5.1       Opinion of Latham & Watkins.
12.1      Statement regarding Computation of Ratios.
23.1      Consent of Independent Auditors.
23.2      Consent of Latham & Watkins (included in Exhibit 5.1).
24.1 Powers of Attorney (contained on signature page of this Registration Statement).

25.1 Statement of Eligibility of Trustee on Form T-1, filed with the Commission on May 4, 1998 and incorporated herein by reference.
------------------
* To be filed as an exhibit to a Current Report on Form 8-K, pursuant to Item 601(b)(1) of Regulation S-K.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                  ---------

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 24, 2000.

                              ADVANCED MICRO DEVICES, INC.



                              By: /s/ Francis P. Barton
                                 -----------------------------------------------
                                 Francis P. Barton
                                 Senior Vice President, Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint W.J. Sanders III and Francis P. Barton, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

                 Signature                                             Title                                     Date
                 ---------                                             -----                                     ----

       /s/   W.J. Sanders III                     Chairman of the Board and Chief Executive Officer          August 17, 2000
-------------------------------------------       (Principal Executive Officer)
             W.J. Sanders III

       /s/  Francis P. Barton                     Senior Vice President, Chief Financial Officer             August 17, 2000
-------------------------------------------       (Principal Financial and Accounting Officer)
            Francis P. Barton

       /s/   Friedrich Baur                       Director                                                   August 17, 2000
-------------------------------------------
             Friedrich Baur

       /s/   Charles M. Blalack                   Director                                                   August 17, 2000
-------------------------------------------
             Charles M. Blalack

       /s/   R. Gene Brown                        Director                                                   August 17, 2000
-------------------------------------------
             R. Gene Brown

       /s/   Robert Palmer                        Director                                                   August 17, 2000
-------------------------------------------
             Robert Palmer

       /s/   Joe L. Roby                          Director                                                   August 23, 2000
-------------------------------------------
             Joe L. Roby

       /s/   Hector de J. Ruiz                    Director, President and Chief Operating Officer            August 17, 2000
-------------------------------------------
             Hector de J. Ruiz

       /s/   Leonard Silverman                    Director                                                   August 17, 2000
-------------------------------------------
             Leonard Silverman

                                 EXHIBIT INDEX

1.1*      Form of Underwriting Agreement.
4.1 Restated Certificate of Incorporation of Advanced Micro Devices, Inc., as amended, filed as Exhibit 3.3 to the Company's Amended Quarterly Report on Form 10Q/A, filed with the Commission on August 31, 2000.
4.2       By-Laws of Advanced Micro Devices, Inc., as amended, filed as Exhibit
          3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1999 and incorporated herein by reference.
4.3 Indenture, dated as of May 8, 1998, by and between the Company and The Bank of New York, as Trustee, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on May 8, 1998 and incorporated herein by reference.
5.1       Opinion of Latham & Watkins.
12.1      Statement regarding Computation of Ratios.
23.1      Consent of Independent Auditors.
23.2      Consent of Latham & Watkins (included in Exhibit 5.1).
24.1 Powers of Attorney (contained on signature page of this Registration Statement).
25.1 Statement of Eligibility of Trustee on Form T-1, filed with the Commission on May 4, 1998 and incorporated herein by reference.
----------------
* To be filed as an exhibit to a Current Report on Form 8-K, pursuant to Item 601(b)(1) of Regulation S-K.